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EXHIBIT 99B.3
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COMBINED BALANCE SHEETS                        U S WEST MEDIA GROUP
(UNAUDITED)
                                             June 30,   December 31,
In millions                                    1996         1995
- ---------------------------------------   --------------------------
ASSETS
Current assets:
 Cash and cash equivalents                         $72          $20
 Accounts and notes receivable                     317          287
 Deferred directory costs                          254          247
 Other assets                                      174          187
                                          --------------------------
   Total current assets                            817          741
                                          --------------------------

Property, plant and equipment - net              1,261        1,148
Investment in Time Warner Entertainment          2,497        2,483
Intangible assets - net                          1,761        1,798
Investment in international ventures             1,365        1,511
Net investment in assets held for sale             407          429
Other assets                                       574          505
                                          --------------------------
   Total assets                                 $8,682       $8,615
                                          ==========================
LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                                  $575         $836
 Accounts payable                                  181          235
 Deferred revenue and customer deposits             86           87
 Other payables                                    419          411
                                          --------------------------
   Total current liabilities                     1,261        1,569
                                          --------------------------

Long-term debt                                   1,689        1,265
Deferred taxes, credits and other                  599          658

Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trust holding solely Company-
 guaranteed debentures                             600          600
Preferred stock subject to
 mandatory redemption                               51           51

Media Group equity                               4,591        4,599
Company LESOP guarantee                           (109)        (127)
                                          --------------------------
  Total equity                                   4,482        4,472
                                          --------------------------
   Total liabilities and equity                 $8,682       $8,615
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